Exhibit 10.1

AMENDMENT NO. 2

TO

FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

QUALITYTECH, LP

THIS AMENDMENT NO. 2 TO FIFTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Amendment”), dated as of June 25, 2018, is entered into by QTS Realty Trust, Inc., a Maryland corporation, as the general partner (the “Company”) of QualityTech, LP, a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the Company in the Fifth Amended and Restated Agreement of Limited Partnership of QualityTech, LP, dated as of October 15, 2013 (the “Partnership Agreement”), for the purpose of classifying, designating, establishing and issuing additional Partnership Units in the form of Series B Preferred Partnership Units (as defined below).  Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, a Pricing Committee of the Board of Directors (the “Board”) of the Company, acting pursuant to authorization from the Board, duly adopted, by unanimous written consent on June 20, 2018 classifying and designating 3,162,500 shares of Preferred Stock (as defined in the Articles of Amendment and Restatement of the Company (the “Charter”)) as Series B Preferred Stock (as defined below);

WHEREAS, in connection with the classification by the Pricing Committee, the Company filed the Series B Articles Supplementary (as defined below) to the Charter with the State Department of Assessments and Taxation of Maryland, effective on June 22, 2018, establishing the Series B Preferred Stock, with such preferences, rights, powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described in the Series B Articles Supplementary;

WHEREAS, on June 25, 2018, the Company issued 3,162,500 shares of the Series B Preferred Stock; and

WHEREAS, the Company has determined that, in connection with the issuance of the Series B Preferred Stock, it is necessary and desirable to amend the Partnership Agreement to create additional Partnership Units in the form of Series B Preferred Partnership Units (as defined below) having such preferences, rights, powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption which are substantially the same as the economic rights of the Series B Preferred Stock.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Company hereby amends the Partnership Agreement as follows:

Section 1.  Article 1 of the Partnership Agreement is hereby amended to add the following definitions:

“Series B Articles Supplementary” shall mean the Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Preferred Stock, designating the rights and preferences of the 6.50% Series B Cumulative Convertible Perpetual Preferred Stock, filed as part of the Company’s Charter with the State Department of Assessments and Taxation of Maryland, effective on June 22, 2018.

“Series B Preferred Partnership Interests” shall mean an ownership interest in the Partnership evidenced by the Series B Preferred Partnership Units, having a preference in payment of distributions or on liquidation as set forth in this Amendment.

“Series B Preferred Partnership Units” shall mean the series of Preferred Partnership Units established pursuant to this Amendment, representing a fractional, undivided share of the Series B Preferred Partnership Interests of all Partners issued under the Partnership Agreement.

“Series B Preferred Stock” shall mean the 6.50% Series B Cumulative Convertible Perpetual Preferred Stock of the Company, with such preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described in the Series B Articles Supplementary.

Section 2.  In accordance with Section 4.2 of the Partnership Agreement, set forth in Exhibit K hereto are the terms and conditions of the Series B Preferred Partnership Units hereby classified, designated, established and issued to the Company in consideration of its contribution to the Partnership of the proceeds of the issuance and sale of the Series B Preferred Stock by the Company.  The Partnership Agreement hereby is amended to incorporate such Exhibit as Exhibit K thereto to reflect the issuance of the Series B Preferred Partnership Units.

Section 3.  Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the Company hereby ratifies and confirms.

Section 4.  This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

Section 5.  If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[Remainder of page intentionally left blank, signature page follows.]

2

IN WITNESS WHEREOF, the undersigned has executed this Second Amendment to the Fifth Amended and Restated Partnership Agreement of QualityTech, LP as of the date first set forth above.

GENERAL PARTNER:

QTS Realty Trust, Inc.

By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

[Signature Page to Amendment No. 2 to the Fifth Amended and Restated Agreement

of Limited Partnership of QualityTech LP]

EXHIBIT K

DESIGNATION OF TERMS AND CONDITIONS OF

SERIES B PREFERRED PARTNERSHIP UNITS

(1)                                 Designation and Number.  A series of Preferred Partnership Units, designated as Series B Preferred Partnership Units, is hereby established.  The number of Series B Preferred Partnership Units shall be 3,162,500.

(2)                                 Rank.  The Series B Preferred Partnership Units will, with respect to rights to receive distributions and to participate in distributions or payments upon liquidation, dissolution or winding up of the Partnership, rank (a) senior to the Common Partnership Units and any other Partnership Units of the Partnership, now or hereafter issued and outstanding, the terms of which provide that such Partnership Units rank, as to distributions and upon liquidation, dissolution or winding up of the Partnership, junior to such Series B Preferred Partnership Units (“Junior Units”), (b) on parity with the Company’s outstanding 7.125% Series A Cumulative Redeemable Perpetual Preferred Partnership Units and any other Partnership Units of the Partnership that the Company may authorize or issue in the future that, pursuant to the terms thereof, rank on parity with the Series B Preferred Partnership Units with respect to the payment of dividends and the distributions of assets in the event of liquidation, dissolution or winding up of the Partnership (“Parity Units”); and (c) junior to all Partnership Units of the Partnership  that the Company may authorize or issue in the future, that pursuant to the terms thereof, rank senior to the Series B Preferred Partnership Units with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Partnership (“Senior Units”).

(3)                                 Distributions.

(a)                                 Subject to the rights of holders of any Preferred Partnership Units ranking senior to the Series B Preferred Partnership Units as to the payment of distributions, the Company, in its capacity as the holder of the then outstanding Series B Preferred Partnership Units, shall be entitled to receive, when, as and if authorized by the Company, out of funds legally available for payment of distributions, cumulative cash distributions at the rate of 6.50% per annum of the $100.00 liquidation preference of each Series B Preferred Partnership Unit (equivalent to $6.50 per annum per Series B Preferred Partnership Unit).

(b)                                 Distributions on each outstanding Series B Preferred Partnership Unit shall be cumulative from and including June 25, 2018 (the “Original Issuance Date”)  and shall be payable (i) for the period from the Original Issuance Date to July 14, 2018, on July 15, 2018, and (ii) for each quarterly distribution period thereafter, quarterly in equal amounts in arrears on the 15th of each January, April, July and October, (each such day being hereinafter called a “Series B Distribution Payment Date”) at the then applicable annual rate; provided, however, that if any Series B Distribution Payment Date falls on any day other than a Business Day (as defined in the Series B Articles Supplementary), the distribution which would otherwise have been payable on such Series B Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Series B Distribution Payment Date, and no interest or other sums shall accrue on the amount so payable from such Series B Distribution Payment Date to such next succeeding Business Day.  The period from and including the Original Issue Date but excluding July 15, 2018, and each subsequent period from and including April 15, 2018 or a Series B Distribution Payment Date, is hereafter called a “Distribution Period.”  Each distribution is payable to holders of record as they appear on the Partnership Unit records of the Partnership at the close of business on the record date, not exceeding 30 days  preceding the applicable Series B Distribution Payment Date, as shall be fixed by the Company.  Distributions shall accumulate from the Original Issue Date or the most recent Series B Distribution Payment

Date to which distribution have been paid, whether or not there shall be funds legally available for the payment of such distributions, whether the Partnership has earnings or whether such distributions are authorized.  No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series B Preferred Partnership Units that may be in arrears.  Holders of the Series B Preferred Partnership Units shall not be entitled to any distributions, whether payable in cash, property or stock, in excess of full cumulative distributions, as herein provided, on the Series B Preferred Partnership Units.  Distributions payable on the Series B Preferred Partnership Units for any period greater or less than a full Distribution Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Distributions payable on the Series B Preferred Partnership Units for each full Distribution Period will be computed by dividing the applicable annual distribution rate by four.  After full cumulative distributions on the Series B Preferred Partnership Units have been paid or declared and funds therefor set aside for payment with respect to a Distribution Period, the holders of Series B Preferred Partnership Units will not be entitled to any further distributions with respect to that Distribution Period.

(c)                                  So long as any Series B Preferred Partnership Units are outstanding, no distributions, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Units for any period unless full cumulative distributions have been declared and paid or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Partnership Units for all prior Distribution Periods.  When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions authorized and declared upon the Series B Preferred Partnership Units and all distributions authorized and declared upon any other series or class or classes of Parity Units shall be authorized and declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series B Preferred Partnership Units and such Parity Units.

(d)                                 So long as any Series B Preferred Partnership Units are outstanding, no distributions (other than distributions paid solely in Junior Units of, or in options, warrants or rights to subscribe for or purchase, Junior Units) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Partnership Units made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Company or any subsidiary, or a conversion into or exchange for Junior Units or redemptions for the purpose of preserving the Company’s qualification as a REIT (as defined in the Charter), or redemptions of Partnership Units pursuant to Article 8 of the Partnership Agreement), for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such units) by the Partnership, directly or indirectly (except by conversion into or exchange for Junior Units), unless in each case full cumulative distributions on all outstanding shares of Series B Preferred Partnership Units and any Parity Units at the time such distributions are payable shall have been paid or set apart for payment for all past Distribution Periods with respect to the Series B Preferred Partnership Units and all past distribution periods with respect to such Parity Units.

(e)                                  Any distribution payment made on the Series B Preferred Partnership Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Units which remains payable.

(f)                                   Except as provided herein, the Series B Preferred Partnership Units shall not be entitled to participate in the earnings or assets of the Partnership.

(g)                                  As used herein, the term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(h)                                 As used herein, the term “distribution” does not include distributions payable solely in Junior Units on Junior Units, or in options, warrants or rights to holders of Junior Units to subscribe for or purchase any Junior Units.

(4)                                 Liquidation Preference.

(a)                                 In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership shall be made to or set apart for the holders of Junior Units, the holders of the Series B Preferred Partnership Units shall be entitled to receive $100.00 per Unit (the “Liquidation Preference”) plus an amount per Unit equal to all distributions (whether or not earned or declared) accumulated and unpaid thereon to, but not including, the date of final distribution to such holders; but such holders of the Series B Preferred Partnership Units shall not be entitled to any further payment.  If, upon any such liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of the Series B Preferred Partnership Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Units, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series B Preferred Partnership Units and any such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series B Preferred Partnership Units and any such other Parity Units if all amounts payable thereon were paid in full.  For the purposes of this Section 4, none of (i) a consolidation or merger of the Partnership with one or more entities, (ii) a statutory Unit exchange or (iii) a sale or transfer of all or substantially all of the Partnership’s assets shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership.

(b)                                 Until payment shall have been made in full to the holders of Series B Preferred Partnership Units, as provided in this Section 4, and to the holders of Parity Units, subject to any terms and provisions applying thereto, no payment will be made to any holder of Junior Units, upon the liquidation, dissolution or winding up of the Partnership.  Subject to the rights of the holders of Parity Units, upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the holders of the Series B Preferred Partnership Units, as provided in this Section 4, any series or class or classes of Junior Units shall be entitled to receive, subject to any respective terms and provisions applying thereto, any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Partnership Units shall not be entitled to share therein.

(5)                                 Redemption.  In connection with the redemption by the Company of any shares of Series B Preferred Stock in accordance with the provisions of the Series B Articles Supplementary, the Partnership shall provide cash to the Company for such purpose which shall be equal to the redemption price (as set forth in the Series B Articles Supplementary), plus any and all accumulated and unpaid dividends on the Series B Preferred Stock (whether or not declared), to, but not including, the redemption date, and one Series B Preferred Partnership Unit shall be concurrently redeemed with respect to each share of Series B Preferred Stock so redeemed by the Company.  From and after the applicable redemption date, the Series B Preferred Partnership Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series B Preferred Partnership Units shall cease.  Any Series B Preferred Partnership Units so redeemed may be reissued to the Company at such time as the Company issues or reissues a corresponding number of shares of Series B

Preferred Stock, in exchange for the contribution by the Company to the Partnership of the proceeds from such reissuance.

(6)                                 Voting Rights.  Except as required by applicable law or the Partnership Agreement, the holder of the Series B Preferred Partnership Units, as such, shall have no voting rights.

(7)                                 Conversion.  The Series B Preferred Partnership Units are not convertible into or exchangeable for any other property or securities of the Partnership, except as provided herein.

(a)                                 In the event of a conversion of any Series B Preferred Stock into Class A common stock of the Company, par value $0.01 per share (“Common Stock”), in accordance with the Series B Articles Supplementary, upon conversion of such Series B Preferred Stock, the Partnership shall convert an equal whole number of the Series B Preferred Partnership Units into Common Partnership Units as such shares of Series B Preferred Stock are converted into shares of Common Stock.  In the event of a conversion of any Series B Preferred Stock into consideration other than Common Stock in accordance with the Series B Articles Supplementary, the Partnership shall retire a number of Series B Preferred Partnership Units equal to the number of shares of Series B Preferred Stock converted into such other form of consideration.  In the event of a conversion of the Series B Preferred Stock into Common Stock, to the extent the Company is required to pay cash in lieu of fractional shares of Common Stock pursuant to the Series B Articles Supplementary in connection with such conversion, the Partnership shall distribute an equal amount of cash to the Company.

(b)                                 Following any such conversion retirement by the Partnership pursuant to this Section 7, the Company shall make such revisions to the Partnership Agreement as it determines are necessary to reflect such conversion.

(8)                                 Restriction on Ownership.  The Series B Preferred Partnership Units shall be owned and held solely by the Company.

(9)                                 Allocations.  Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated pro rata among holders of Series B Preferred Partnership Units in accordance with Article VI of the Partnership Agreement.

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